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                                                                    EXHIBIT 99.8
                           FORM OF LETTER TO CLIENTS

                               OFFER TO EXCHANGE

                         0.3333 SHARES OF COMMON STOCK

         (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED SHARES)

                                       OF

                             DYCOM INDUSTRIES, INC.

                                      FOR

                     EACH OUTSTANDING SHARE OF COMMON STOCK
          (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED STOCK)

                                       OF

                          ARGUSS COMMUNICATIONS, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 20, 2002, UNLESS THE OFFER IS EXTENDED. SHARES
   TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
    EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

                                                                January 23, 2002

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated January 23, 2002 (the "Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Troy Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Dycom Industries, Inc., a Florida corporation ("Parent"), to exchange 0.3333 shares of Parent's common stock, par value $0.33 1/3 per share, together with the associated right to purchase preferred shares ("Parent Common Stock"), for each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of Arguss Communications, Inc. (the "Company"), together with the associated right to purchase preferred stock issued pursuant to the Rights Agreement, dated as of November 7, 2001, as amended, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (the "Rights" and, together with the Common Stock, the "Shares"), upon the terms and subject to the conditions set forth in the Prospectus.

     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of January 7, 2002 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Purchaser will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), each outstanding Share (other than Shares held in the Company's treasury or Shares owned by Parent, Purchaser or any subsidiary of Parent or Purchaser immediately before the Effective Time, all of which will be cancelled) and other than Shares held by the stockholders who perfect dissenter's appraisal rights, if available, under Delaware Law, will be cancelled and converted into the right to receive the same consideration paid in the Offer, upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger Agreement is more fully described in the section of the Prospectus entitled "The Merger Agreement."

     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The consideration per Share is 0.3333 shares of Parent Common
     Stock.

          2. The Offer is being made for all outstanding Shares.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, February 20, 2002, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Prospectus) that number of Shares which represents not less than a majority of the total outstanding Shares on a fully diluted basis, (2) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (3) the lenders under the Company's syndicated credit agreement agreeing to extend their forbearance agreement until the Effective Time. The Offer is also subject to other conditions set forth in the Prospectus, which you should review in detail.

          5. The Company's board of directors (1) has determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of the Company and the Company's stockholders, (2) has approved, adopted and declared the advisability of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and (3) recommends that the Company's stockholders accept the Offer and tender their Shares pursuant thereto.

          6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 30% of the gross cash proceeds payable to such stockholder or other payee pursuant to the Offer.

          7. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by the Company, except as otherwise provided in the Letter of Transmittal.

     The Offer is made solely by means of the Prospectus and the related Letter of Transmittal and any supplements and amendments thereto. Except as disclosed in the Prospectus, Parent and Purchaser are not aware of any state in which the making of the Offer or the acceptance of Shares pursuant to the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Parent or Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant to the Offer, Parent and Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, Parent and Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in any such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Parent and Purchaser by Merrill Lynch & Co., the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your Shares, all your Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER.

                                        2
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                        INSTRUCTIONS WITH RESPECT TO THE

                               OFFER TO EXCHANGE

                         0.3333 SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED SHARES)

                                       OF

                             DYCOM INDUSTRIES, INC.

                                      FOR

                     EACH OUTSTANDING SHARE OF COMMON STOCK
          (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED STOCK)

                                       OF

                          ARGUSS COMMUNICATIONS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated January 23, 2002 (the "Prospectus") and the related Letter of Transmittal in connection with the offer by Troy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Dycom Industries, Inc., a Florida corporation ("Parent"), to exchange 0.3333 shares of Parent common stock, par value $0.33 1/3 per share, together with the associated right to purchase preferred shares, for each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of Arguss Communications, Inc. (the "Company"), together with the associated right to purchase preferred stock issued pursuant to the Rights Agreement, dated as of November 7, 2001, as amended, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (together with the Common Stock, the "Shares"), upon the terms and subject to the conditions set forth in the Prospectus.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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
                                                       SIGN HERE

                                                               SIGNATURE(S)
Account Number: -------------------------------------          --------------------------------------------------------
                                                               PLEASE TYPE OR PRINT YOUR NAME(S) HERE
Numbers of Shares to be Tendered:*                             --------------------------------------------------------
                                                               PLEASE TYPE OR PRINT ADDRESS
----------------------------- shares of Common Stock           --------------------------------------------------------
                                                               --------------------------------------------------------
Dated:                                           , 2002        AREA CODE AND TELEPHONE NUMBER
                                                               --------------------------------------------------------
                                                               TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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                         PLEASE RETURN THIS FORM TO THE
                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT